Forum Energy Technologies Announces
Third Quarter 2016 Results
HOUSTON, TEXAS, October 27, 2016 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2016 revenue of $138 million, a decrease of $5 million, or 3%, from the second quarter 2016. Net loss for the quarter was $18 million, or $0.20 per diluted share, compared to a net loss of $29 million, or $0.31 per diluted share, for the second quarter 2016. Excluding $0.01 per share of special items, the adjusted net loss was $0.19 per diluted share in the third quarter of 2016.
Special items in the third quarter 2016 included pre-tax charges of $4 million for restructuring related to facility closures, partially offset by $3 million of foreign exchange gains. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
For the first time since 2015, Forum experienced a sequential increase in orders. New inbound orders in the third quarter were $145 million, a 13% increase from the second quarter 2016, resulting in a book to bill ratio of 104%.
Segment Results
Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for the global drilling and subsea contractors. The segment revenue was $51 million, an 11% decrease from the second quarter 2016, due to lower demand for drilling and subsea capital equipment, partially offset by a significant increase in sales of drilling consumable products in North America.
The Completions segment revenue was $34 million, a 37% increase sequentially, as customer spending improved on downhole completion products and pressure pumping consumable equipment. This increased spending was driven by higher drilling activity in the Permian and improved utilization of hydraulic fracturing equipment that accelerated throughout the quarter. This Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets primarily in North America.
Production & Infrastructure segment revenue was $54 million, a 13% decline from the second quarter 2016. This decrease resulted primarily from the completion of an unusually large international refinery project in the prior quarter and softer demand for valves from the midstream gas transmission industry. Forum’s U.S. land surface production equipment sales increased 18% in the third quarter. The Production & Infrastructure segment manufactures well site production and process equipment, desalination refinery equipment, and a wide range of valves for the upstream, midstream and downstream oil and gas customers.
Review and Outlook
Cris Gaut, Forum’s Chairman and Chief Executive Officer, remarked, "We are beginning to see the impact of improved North America land activity on our business. Forum’s U.S. revenue increased 17% sequentially, in line with the improvement in the land rig count. Orders in the third quarter, excluding the Subsea product line, were up 29% sequentially, representing a book to bill ratio of 113%.
"Our cost structure and operational efficiencies allowed Forum to improve operating performance, even with lower revenue during the third quarter.
“With Forum’s focus on early cycle, consumable products and activity-based equipment, we are well positioned for the recovery."
Recent Events
Forum received an award from a large independent operator for 100 hydrocarbon separation units to support their well completion activity in the Permian and Eagle Ford basins.

Conference Call Information

Forum's conference call is scheduled for October 28, 2016 at 9:00 AM CDT. During the call, the Company intends to discuss third quarter 2016 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 91866205. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 91866205.

Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2016	2015	2016
Revenue	$138.3	$245.0	$142.8
Total operating expenses	164.9	236.7	195.9
Earnings from equity investment	0.4	3.9	0.2
Operating income (loss)	(26.2)	12.2	(52.9)
Other expense (income)
Interest expense	6.8	7.4	6.8
Gain on foreign exchange and other, net	(3.2)	(2.9)	(10.0)
Profit (loss) before income taxes	(29.8)	7.7	(49.7)
Provision (benefit) for income tax expense	(11.8)	1.0	(21.1)
Net income (loss)	(18.0)	6.7	(28.6)
Less: Net income (loss) attributable to noncontrolling interest	—	—	—
Net income (loss) attributable to common stockholders (1)	$(18.0)	$6.7	$(28.6)

Weighted average shares outstanding
Basic	90.9	90.1	90.7
Diluted	90.9	91.7	90.7

Earnings (losses) per share
Basic	$(0.20)	$0.07	$(0.31)
Diluted	$(0.20)	$0.07	$(0.31)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2016	2015
Revenue	$440.5	$877.5
Total operating expenses	545.8	815.0
Earnings from equity investment	1.2	12.3
Operating income (loss)	(104.1)	74.8
Other expense (income)
Interest expense	20.7	22.6
Deferred loan costs written off	2.6	—
Gain on foreign exchange and other, net	(14.6)	(5.6)
Profit (loss) before income taxes	(112.8)	57.8
Provision (benefit) for income tax expense	(43.3)	13.5
Net income (loss)	(69.5)	44.3
Less: Net income (loss) attributable to noncontrolling interest	—	—
Net income (loss) attributable to common stockholders (1)	$(69.5)	$44.3

Weighted average shares outstanding
Basic	90.7	89.8
Diluted	90.7	91.6

Earnings (losses) per share
Basic	$(0.77)	$0.49
Diluted	$(0.77)	$0.48

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$132.5	$109.2
Accounts receivable—trade, net	100.3	138.6
Inventories, net	355.2	424.1
Other current assets	72.8	45.9
Total current assets	660.8	717.8
Property and equipment, net of accumulated depreciation	159.5	186.7
Goodwill and other intangibles, net	886.5	915.7
Investment in unconsolidated subsidiary	58.5	57.7
Other long-term assets	5.1	8.1
Total assets	$1,770.4	$1,886.0
Liabilities and Equity
Current liabilities
Current portion of long-term debt	$—	$0.3
Other current liabilities	126.3	151.2
Total current liabilities	126.3	151.5
Long-term debt, net of current portion	396.5	396.0
Other long-term liabilities	69.5	81.1
Total liabilities	592.3	628.6
Total stockholders’ equity	1,177.5	1,257.0
Noncontrolling interest in subsidiary	0.6	0.4
Total equity	1,178.1	1,257.4
Total liabilities and equity	$1,770.4	$1,886.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine months ended September 30,
(in millions of dollars)	2016	2015
Cash flows from operating activities
Net income (loss)	$(69.5)	$44.3
Depreciation and amortization	46.8	49.3
Other, primarily changes in working capital	66.9	24.1
Net cash provided by operating activities	$44.2	$117.7
Cash flows from investing activities
Capital expenditures for property and equipment, net of proceeds from sale of property and equipment	$(9.7)	$(26.4)
Acquisition of businesses, net of cash acquired	(2.7)	(60.8)
Net cash used in investing activities	$(12.4)	$(87.2)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$—	$79.9
Repayment of long-term debt	(0.3)	(106.0)
Other	1.0	(1.4)
Net cash provided by (used in) financing activities	$0.7	$(27.5)
Effect of exchange rate changes on cash	(9.2)	(3.4)
Net increase (decrease) in cash and cash equivalents	$23.3	$(0.4)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (6)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2016	September 30, 2015	June 30, 2016	September 30, 2016	September 30, 2015	June 30, 2016
Revenue
Drilling & Subsea	$50.8	$110.9	$56.8	$50.8	$110.9	$56.8
Completions	33.6	55.6	24.5	33.6	55.6	24.5
Production & Infrastructure	54.0	78.8	61.8	54.0	78.8	61.8
Eliminations	(0.1)	(0.3)	(0.3)	(0.1)	(0.3)	(0.3)
Total revenue	$138.3	$245.0	$142.8	$138.3	$245.0	$142.8

Operating income (loss)
Drilling & Subsea	$(11.3)	$5.4	$(20.5)	$(10.4)	$6.8	$(11.9)
Operating income margin %	(22.2)%	4.9%	(36.1)%	(20.5)%	6.1%	(21.0)%
Completions (1)	(5.2)	5.4	(28.0)	(5.0)	6.1	(8.4)
Operating income margin %	(15.5)%	9.7%	(114.3)%	(14.9)%	11.0%	(34.3)%
Production & Infrastructure	(0.7)	6.6	2.6	(0.1)	6.7	3.6
Operating income margin %	(1.3)%	8.4%	4.2%	(0.2)%	8.5%	5.8%
Corporate	(6.4)	(5.0)	(6.9)	(6.4)	(5.0)	(6.7)
Total Segment operating income (loss)	(23.6)	12.4	(52.8)	(21.9)	14.6	(23.4)
Other items not in segment operating income (loss) (2)	(2.6)	(0.2)	(0.1)	(0.1)	—	0.2
Total operating income (loss)	$(26.2)	$12.2	$(52.9)	$(22.0)	$14.6	$(23.2)
Operating income margin %	(18.9)%	5.0%	(37.0)%	(15.9)%	6.0%	(16.2)%

EBITDA (3) (4)
Drilling & Subsea	$(1.1)	$16.6	$(1.0)	$(3.1)	$15.3	$(3.8)
EBITDA Margin %	(2.2)%	15.0%	(1.8)%	(6.1)%	13.8%	(6.7)%
Completions	(1.2)	11.7	(21.9)	1.2	12.4	(2.3)
EBITDA Margin %	(3.6)%	21.0%	(89.4)%	3.6%	22.3%	(9.4)%
Production & Infrastructure	1.0	8.3	2.3	1.5	8.5	5.2
EBITDA Margin %	1.9%	10.5%	3.7%	2.8%	10.8%	8.4%
Corporate	(6.2)	(4.7)	(6.6)	(6.2)	(4.9)	(6.5)
Other items (5)	(0.3)	(0.2)	—	—	—	—
Total EBITDA	$(7.8)	$31.7	$(27.2)	$(6.6)	$31.3	$(7.4)
EBITDA Margin %	(5.6)%	12.9%	(19.0)%	(4.8)%	12.8%	(5.2)%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Depreciation and amortization expense has been reclassified among corporate and the operating segments.  Prior period EBITDA financial information has been revised to conform with current period presentation with no impact to operating income.

(5) Includes transaction expenses.
(6) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (6)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue
Drilling & Subsea	$172.9	$404.3	$172.9	$404.3
Completions	92.4	222.4	92.4	222.4
Production & Infrastructure	176.3	251.8	176.3	251.8
Eliminations	(1.1)	(1.0)	(1.1)	(1.0)
Total revenue	$440.5	$877.5	$440.5	$877.5

Operating income (loss)
Drilling & Subsea	$(41.6)	$35.5	$(31.6)	$42.8
Operating income margin %	(24.1)%	8.8%	(18.3)%	10.6%
Completions (1)	(39.7)	36.9	(19.1)	39.3
Operating income margin %	(43.0)%	16.6%	(20.7)%	17.7%
Production & Infrastructure	0.5	24.0	4.3	23.1
Operating income margin %	0.3%	9.5%	2.4%	9.2%
Corporate	(20.5)	(21.4)	(20.0)	(21.1)
Total Segment operating income (loss)	(101.3)	75.0	(66.4)	84.1
Other items not in segment operating income (loss) (2)	(2.8)	(0.2)	0.2	0.3
Total operating income (loss)	$(104.1)	$74.8	$(66.2)	$84.4
Operating income margin %	(23.6)%	8.5%	(15.0)%	9.6%

EBITDA (3) (4)
Drilling & Subsea	$(2.5)	$67.0	$(8.3)	$68.5
EBITDA Margin %	(1.4)%	16.6%	(4.8)%	16.9%
Completions	(23.4)	55.4	(0.6)	57.6
EBITDA Margin %	(25.3)%	24.9%	(0.6)%	25.9%
Production & Infrastructure	3.6	28.5	9.2	28.7
EBITDA Margin %	2.0%	11.3%	5.2%	11.4%
Corporate	(22.5)	(20.8)	(19.4)	(20.7)
Other items (5)	(0.5)	(0.4)	—	—
Total EBITDA	$(45.3)	$129.7	$(19.1)	$134.1
EBITDA Margin %	(10.3)%	14.8%	(4.3)%	15.3%

(1) Includes earnings from equity investment.
(2) Includes transaction expenses, loss on sale of business and gain/(loss) on sale of assets.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Depreciation and amortization expense has been reclassified among corporate and the operating segments.  Prior period EBITDA financial information has been revised to conform with current period presentation with no impact to operating income.

(5) Includes transaction expenses and loss on sale of business.
(6) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 1 - Adjusting items
	Three months ended
	September 30, 2016			September 30, 2015			June 30, 2016
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(26.2)	$(7.8)	$(18.0)	$12.2	$31.7	$6.7	$(52.9)	$(27.2)	$(28.6)
% of revenue	(18.9)%	(5.6)%		5.0%	12.9%		(37.0)%	(19.0)%
Restructuring charges	3.9	3.9	3.9	2.2	2.2	2.2	3.2	3.2	3.2
Transaction expenses	0.3	0.3	0.3	0.2	0.2	0.2	0.1	0.1	0.1
Inventory and other working capital reserve	—	—	—	—	—	—	26.4	26.4	26.4
Loss (gain) on foreign exchange, net (2)	—	(3.0)	(3.0)	—	(2.8)	(2.8)	—	(9.9)	(9.9)
Income tax expense (benefit) of adjustments	—	—	(0.9)	—	—	0.1	—	—	(8.2)
As adjusted (1)	$(22.0)	$(6.6)	$(17.7)	$14.6	$31.3	$6.4	$(23.2)	$(7.4)	$(17.0)
% of revenue	(15.9)%	(4.8)%		6.0%	12.8%		(16.2)%	(5.2)%

Diluted EPS -as reported			$(0.20)			$0.07			$(0.31)
Diluted EPS - as adjusted			$(0.19)			$0.07			$(0.19)

Table 2 - Adjusting items
	Nine months ended
	September 30, 2016			September 30, 2015
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(104.1)	$(45.3)	$(69.5)	$74.8	$129.7	$44.3
% of revenue	(23.6)%	(10.3)%		8.5%	14.8%
Restructuring charges	10.9	10.9	10.9	9.2	9.2	9.2
Transaction expenses	0.6	0.6	0.6	0.4	0.4	0.4
Inventory and other working capital reserve	26.4	26.4	26.4	—	—	—
Deferred loan costs written off	—	2.6	2.6	—	—	—
Gain on foreign exchange, net (2)	—	(14.3)	(14.3)	—	(5.2)	(5.2)
Income tax expense (benefit) of adjustments	—	—	(11.2)	—	—	(0.7)
As adjusted (1)	$(66.2)	$(19.1)	$(54.5)	$84.4	$134.1	$48.0
% of revenue	(15.0)%	(4.3)%		9.6%	15.3%

Diluted EPS - as reported			$(0.77)			$0.48
Diluted EPS - as adjusted			$(0.60)			$0.52
(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to the Company's investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Loss (gain) on foreign exchange, net primarily relates to the translation of U.S. dollar denominated receivables for reporting purposes only and has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	September 30, 2016	September 30, 2015	June 30, 2016
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$(18.0)	$6.7	$(28.6)
Interest expense	6.8	7.4	6.8
Depreciation and amortization	15.2	16.6	15.7
Income tax expense (benefit)	(11.8)	1.0	(21.1)
EBITDA	$(7.8)	$31.7	$(27.2)

Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2016	September 30, 2015
EBITDA reconciliation (1)
Net income (loss) attributable to common stockholders	$(69.5)	$44.3
Interest expense	20.7	22.6
Depreciation and amortization	46.8	49.3
Income tax expense (benefit)	(43.3)	13.5
EBITDA	$(45.3)	$129.7

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Nine months ended
(in millions of dollars)	September 30, 2016	September 30, 2015
Free cash flow, before acquisitions, reconciliation (2)
Net cash provided by operating activities	$44.2	$117.7
Capital expenditures for property and equipment	(13.4)	(28.1)
Proceeds from sale of property and equipment	3.7	1.7
Free cash flow, before acquisitions	$34.5	$91.3

(2) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.